Exhibit 10.1

PRELUDE THERAPEUTICS INCORPORATED CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of May 6, 2022 (the “Effective Date”) between Prelude Therapeutics Incorporated, a Delaware corporation with its principal place of business at 200 Powder Mill Road, Experimental Station E400/3213, Wilmington, Delaware 19803 USA (“Company”) and Deborah Morosini (“Consultant”). Company desires to retain Consultant to perform certain consulting activities as described below, and Consultant desires to serve as a consultant to Company and perform such activities under the terms of this Agreement.

NOW, THEREFORE, Consultant and Company agree as follows:

1.SERVICES AND COMPENSATION.

(a)Consultant agrees to act as a consultant to Company with respect to such matters and projects as are mutually agreed from time to time by and between Consultant and Company, and perform the services described on Exhibit A (collectively, “Services”).

(b)Company agrees to pay Consultant the compensation set forth on Exhibit A for the performance of the Services. All fees and other amounts set forth on Exhibit A, if any, are stated, and are payable, in U.S. dollars. Unless otherwise provided in Exhibit A, Consultant will invoice Company on a monthly basis, within 15 days of the end of the applicable calendar month, for all fees and expenses payable to Consultant with respect to such calendar month in a form prescribed by Company. Company will pay each such invoice within thirty (30) days following receipt thereof, except for any amounts that Company disputes in good faith. The parties will use their respective commercially reasonable efforts to promptly resolve any such payment disputes.

(c)To the extent that Consultant is required to perform Services at or using any Company facility or resources, Consultant will first obtain from Company, and comply with, Company’s workplace, computer and security policies and procedures.

2.CONFIDENTIALITY.

(a)“Confidential Information” means any proprietary information technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed to Consultant by Company either directly or indirectly in writing, orally or otherwise. Confidential Information also includes all Inventions (as defined below) and any other information or materials generated in connection with the Services.

(b)Consultant shall not, during or subsequent to the term of this Agreement, use any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Company, or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of Company. Consultant further agrees to maintain the Confidential Information in strict confidence and to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information. Notwithstanding the above, Consultant’s obligation under this Section 2(b) relating to Confidential Information shall not apply to information which (i) is rightfully known to Consultant at the time of disclosure to Consultant by Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party authorized to make such disclosure. Nothing in this Section 2 or otherwise in this Agreement shall limit or restrict in any way Consultant’s immunity from liability for disclosing Company’s trade secrets as specifically permitted by 18 U.S. Code Section 1833, the pertinent provisions of which are attached hereto as Exhibit B.

(c)Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose to Company any proprietary information or trade secrets of any former or current employer or other person or entity to which Consultant has a duty to keep in confidence such information and that Consultant will not bring onto the premises of Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by the same. Consultant will indemnify Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation or claimed violation by Company of such third party’s rights resulting in whole or in part from Company’s use of the work product of Consultant under this Agreement.

(d)Consultant recognizes that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company’s agreement with such third party.

(e)Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to Company all Confidential Information and Company’s property relating thereto and all tangible embodiments thereof, in Consultant’s possession or control.

3.OWNERSHIP.

(a)Consultant agrees to assign and does hereby irrevocably assign to Company all right, title and interest in and to any information (including, without limitation, business plans and/or business information), technology, know-how, materials, deliverables, works of authorship, documents, notes, records, designs, ideas, inventions, improvements, devices, developments, discoveries, compositions, trade secrets, processes, methods and/or techniques, whether or not patentable or copyrightable, that are conceived, reduced to practice or made by Consultant alone or jointly with others in the course of performing the Services or through the use of Confidential Information (collectively, “Inventions”), including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, “Intellectual Property Rights”) therein.

(b)Consultant agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purposes of perfecting the foregoing assignments and obtaining, enforcing and defending Intellectual Property Rights in any and all countries with respect to Inventions. It is understood and agreed that Company or Company’s designee shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents worldwide with respect to Inventions.

(c) Upon the termination of this Agreement, or upon Company’s earlier requests, Consultant will deliver to Company all property relating to, and all tangible embodiments of, Inventions in Consultant’s possession or control.

(d)Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development concept, discovery or other proprietary subject matter owned by Consultant or in which Consultant has an interest (“Item”), Consultant will inform Company in writing thereof, and Company is hereby granted and shall have a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with the exploitation of such Invention.

(e)Consultant agrees that if Company is unable because of Consultant’s unavailability, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application or registration for any Intellectual Property Rights covering any Invention, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such Intellectual Property Rights thereon with the same legal force and effect as if executed by Consultant.

4.REPORTS. Consultant agrees, from time to time during the term of this Agreement, to keep Company advised as to Consultant’s progress in performing the Services and, as reasonably requested by Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Services by Consultant. All such reports prepared by Consultant shall be the sole property of Company.

5.TERM AND TERMINATION.

(a)This Agreement will commence on the Effective Date and will continue until November 4, 2022, at which time it will automatically terminate.

(b)Upon termination of this Agreement, all rights and duties of the parties hereunder shall cease except: (i) Consultant will promptly deliver to Company all Inventions, including all work in progress on any Inventions not previously delivered to Company, if any; (ii) Company shall be obliged to pay, within thirty (30) days after receipt of Consultant’s final statement, all amounts owing to Consultant for unpaid Services completed by Consultant and related expenses, if any, in accordance with Section 1; and (iii) Sections 2, 3, 5(c), 6, 7, 8 and 10 shall survive termination of this Agreement.

6.RELATIONSHIP OF THE PARTIES.

(a)Independent Contractor. Consultant is an independent contractor and nothing in this Agreement will be construed as establishing an employment or agency relationship between Company and Consultant. Consultant has no authority to bind Company by contract or otherwise. Consultant will perform Services under the general direction of Company, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which Services are accomplished, subject to the requirement that Consultant will at all times comply with applicable law.

(b)Taxes and Employee Benefits. Consultant acknowledges and agrees that Consultant is obligated to report as income, and pay all applicable taxes with respect to, all compensation received by Consultant pursuant to this Agreement. Consultant will not be entitled to any benefits paid or made available by Company to its employees, including, without limitation, any vacation or illness payments, or to participate in any plans, arrangements or distributions made by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Consultant will indemnify and hold Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Consultant pursuant to this Agreement. Consultant acknowledges that Company will not carry any liability insurance on behalf of Consultant.

(c)Transparency Reporting. Consultant agrees that Company or its designee may report to federal and/or state authorities such compensation, payments, and other transfers of value made to Consultant hereunder that Company, in its sole discretion, deems necessary in order to comply with transparency reporting requirements pursuant to 42 U.S.C. § 1320a-7h (commonly known as the “Physician Payment Sunshine Act”) and similar state laws, and their respective implementing regulations.

7.WARRANTIES.

(a)No Debarment. Consultant represents and warrants that Consultant has not been debarred under Section (a) or (b) of 21 U.S.C. Section 335a and does not appear on the United States Food and Drug debarment list. Consultant represents and warrants that Consultant has not committed any crime or conduct that could result in such debarment or Consultant’s exclusion from any governmental healthcare program. Consultant represents and warrants that, to Consultant’s knowledge, no investigations, claims or proceedings with respect to any such crimes or conduct are pending or threatened against Consultant. Consultant agrees and undertakes to promptly notify Company if Consultant becomes debarred or proceedings have been initiated against Consultant with respect to debarment, whether such debarment or initiation of proceedings occurs during or after the term of this Agreement.

(b)Performance Standard. Consultant represents and warrants that Consultant has the requisite training, background, experience, technical knowledge and skills to perform the Services and that Consultant will perform the Services in a thorough and professional manner, consistent with high professional and industry standards and in compliance with all applicable laws and regulations.

8.CONFLICTING OBLIGATIONS. Consultant hereby represents, warrants and certifies that Consultant has no outstanding agreement, commitment or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. Subject to written waivers that may be provided by Company upon request, which shall not be unreasonably withheld, Consultant agrees that, during the term of this Agreement, Consultant will not directly or indirectly (i) provide any services in the Field of Interest (as defined on Exhibit A) to any other business or commercial entity, (ii) provide any services for any business or commercial entity that is competitive with Company and shall list on Exhibit C any other companies for whom Consultant is providing services (“Outside Companies”), or (iii) participate in the formation of any business or commercial entity in the Field of Interest or otherwise competitive with Company. The Services performed hereunder will not be conducted on time that is required to be devoted to any other third party. Consultant shall not use the funding, resources and facilities of any other third party, without the prior written consent of Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third party rights or access to the product of such Services. Without limiting the foregoing, Consultant agrees to use his or her best efforts (A) to segregate Consultant’s Services performed under this Agreement from Consultant’s work done for the Outside Companies and any other third party so as to minimize any questions of disclosure of, or rights under, any inventions, (B) to notify Company if at any time Consultant believes that such questions may result from his or her performance under this Agreement and (C) to assist Company in fairly resolving any questions in this regard which may arise.

9.GENERAL. This Agreement, including the Exhibits hereto, is the sole agreement and understanding between Company and Consultant concerning the subject matter hereof, and it supersedes all prior agreements and understandings with respect to such matter. Any required notice shall be given in writing by customary means with receipt confirmed at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other. Consultant shall not subcontract any portion of Consultant’s duties under this Agreement without the prior written consent of Company. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the prior written consent of Company. Company may assign this Agreement to any entity that succeeds to substantially all of the business or assets of Company. This Agreement shall be governed by the laws of the State of Delaware, without reference to its conflicts of law principles. This Agreement may only be amended or modified by a writing signed by both parties. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Company or Consultant. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PRELUDE THERAPEUTICS INCORPORATED	DEBORAH MOROSINI
By: Name: Kris Vaddi Title: CEO and Founder Address: 200 Powder Mill Road Experimental Station Wilmington DE 19317 Date: 4/6/2022 Phone: Email: kv@preludetx.com	By: Name: Deborah Morosini Title: EVP clinical affairs Address: Date: 4/6/2022 Phone: Email: dmorosini@preludetx.com

Exhibit 10.1

EXHIBIT A

SERVICES AND COMPENSATION

1.Services. Consultant will provide transition support, turnover of external relationships, and related services as may be requested by the Company’s Chief Executive Officer or President and Chief Medical Officer.

2.Compensation.

•	Company will pay Consultant $500 per hour.
•

Consultant shall maintain documentation of the hours spent in performing the Services, and a description of the activities performed during each interval. Such documentation shall be required to be submitted to Company for payment.

•

Company will reimburse Consultant for all reasonable properly vouched travel and out- of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement that are pre-approved by Company.

•	Consultant will submit to Company all statements for expenses incurred and Services performed on a monthly basis in a form prescribed by Company.
•

The compensation provided for hereunder has been determined by the parties through good faith and arms-length bargaining to be the fair market value of the Services described in this Exhibit A. No amount paid or to be paid hereunder is intended to be, nor shall it be construed as, an offer or payment made, whether directly or indirectly, overtly or covertly, to induce the referral of patients, the purchase, prescribing, or order of any item or service, or the recommending or arranging for the purchase, prescribing, or order of any item or service.

EXHIBIT B

DEFEND TRADE SECRETS ACT, 18 U.S. CODE § 1833 NOTICE:

18 U.S. Code Section 1833 provides as follows:

Immunity From Liability For Confidential Disclosure Of A Trade Secret To The Government Or In A Court Filing. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made, (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Use of Trade Secret Information in Anti-Retaliation Lawsuit. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

Exhibit 10.1

EXHIBIT C

OUTSIDE COMPANIES

[List; if none, so indicate]

NA